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                                                                    EXHIBIT 10.5



                                   PENGE CORP.
                                 PROMISSORY NOTE


$ 25,000                                            Issue Date: January 30, 2007
  ------



FOR VALUE RECEIVED, Penge Corp., a Delaware corporation (the "Company"), hereby promises to pay to the order of Corky and Linda Bosworth (the "Holder") in lawful money of the United States at the address of the Holder set forth below, the principal amount of Twenty Five Thousand Dollars ($25,000), with simple interest at the rate of twelve percent (12.0%) per annum.

Interest will be calculated on a 365-day year for the actual number of days elapsed and shall commence on the Issue Date and continue on the outstanding principal until paid in full.

l. PURCHASE TERMS. This note (the "Note") is issued pursuant to the terms outlined below

      o     The note is an approximately 6 month note.

      o     A $25,000 balloon of the principal and interest is due on August 1,
            2007

      o The Holder will receive a UCC1 lien filed in the state of Texas against $100,000 of nursery collateral listed below.

2. MATURITY DATE. The entire outstanding principal balance of this Note, and any unpaid accrued interest, shall be due and payable in full on August 1, 2007 unless prepaid or converted by the Holder prior to the Maturity Date pursuant to the terms of this Note.

3. PAYMENT. All amounts payable hereunder shall be paid by the Company in immediately available and freely transferable funds at the place designated by the Holder to the Company for such payment.

4. SUCCESSORS AND ASSIGNS. All covenants, agreements and undertakings in this Note by or on behalf of any of the parties shall bind and inure to the benefit of the respective successors and assigns of the parties whether so expressed or not.

5. SEVERABILITY. If any provision of the Note is held to be illegal, invalid or unenforceable under any present or future law, then: (i) such provision, or any portion thereof, shall be fully severable; (ii) this Note will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (iii) the remaining provisions of this Note shall remain in full force and effect and shall not be affected by the illegal. invalid or unenforceable provision or its severance from this Note; and (iv) in lieu of such illegal, invalid or unenforceable provision there will automatically be added as a part of this Note a legal, valid and enforceable provision on terms as substantially similar as possible to the terms of the illegal, invalid or unenforceable provision.

6. AMENDMENT. This Note and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

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7.    GOVERNING LAW. The terms of this Note shall be construed in accordance with the Laws of the State of Delaware as applied to contracts entered into by Delaware residents within the State of Delaware, which contracts are to be performed entirely within the State of Delaware.

8. NOTICE. Any notice or other communication provided for under this Note shall be in writing and shall be sent by (a) personal delivery, (b) registered or certified mail (return receipt requested) or (c) nationally recognized overnight courier service, to Company or to the Purchaser at their respective addresses set forth on the signature pages of the Agreement. A notice or other communication shall be deemed to have been duly received (a) if personally delivered, on the date of such delivery, (b) if mailed, on the date set forth on the signed return receipt or (c) if delivered by overnight courier, on the date of actual delivery (as evidenced by the receipt of the overnight courier service).

9.    COLLATERAL. The Company agrees to provide the collateral listed below:

      Trees on Penge's S&S Plant Farm valued at $100,000 wholesale value as collateral for this note and agreement.

In the event of default, the Company also agrees to assist the Holder in picking up the already potted trees and shrubs and liquidating them to existing Company customers and to other retail outlets that the Company is familiar with. The Holder could liquidate the product at $.25 on the dollar and recoup 100% of principal.

The collateral will be secured by UCC-l filing within 10 days of the signing of this note, filed by the Company in the state where the collateral is located.

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first written above.



PENGE CORPORATION

By: /s/ KC Holmes
    ------------------------------
Name: KC Holmes, President

Date: February 12, 2007



LENDER:

Signature: /s/ Corky Bosworth
           ---------------------------
Name: Corky Bosworth

Address: _____________________________

Date: February 12, 2007